STOCK PURCHASE OPTION AGREEMENT


               This Stock Purchase Option Agreement is made this _____ day of July, 1996 by and between American Toys, Inc., a Delaware corporation, with its offices located at 448 West 16th Street, New York, New York (hereinafter "Optionee") and Dr. Oliver Hilsenrath, an individual residing at 32 Essex Court, Alamo California 94507 and Janvrin Limited, a British Virgin Islands corporation, with its offices located at Jardine House, 1 Wesley Street, St. Helier, Jersey JE4 8UD, Channel Islands (collectively referred to herein as the "Optionors").


                           W I T N E S S E T H:

               WHEREAS, Mantra Technologies, Inc., a Delaware corporation (the "Target"), was formed on July 2, 1996 by Dr. Oliver Hilsenrath and Janvrin Holdings Limited, and as of the date hereof has 200 shares of its common stock, no par value per share (the "Common Stock") authorized, whereby there are 49 shares outstanding, 39 shares owned by Dr. Oliver Hilsenrath and 10 shares owned by Janvrin
Holdings Limited (collectively referred to as the "Target's Shares"); and

               WHEREAS, the Optionors and the Optionee have entered into a stock purchase agreement dated July 10, 1996 (the "Purchase Agreement") which contemplates a transaction in which the Optionee shall purchase from the Target 51 shares of the outstanding shares of common stock of the Target for the purchase price of $500,000, which shall represent 51% of the issued and outstanding shares of Common Stock of the Target upon the consummation of the purchase; and

               WHEREAS, the Optionors have agreed to grant to the Purchaser an option (the "Option"), pursuant to the terms of the Purchase Agreement, exercisable solely at Purchaser's option, for a period of five years, to purchase all of the Target's Shares, for an aggregate of 1,000,000 shares of Purchaser's common stock (the "Purchaser's Shares") in the event that the market value of Purchaser's common stock is at least $5.00 for a period of thirty continuous days prior to the exercise thereof on the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties herein agree as follows:



                                 ARTICLE 1

                            TERMS OF THE OPTION

               1.1 Optionors do hereby grant to the Optionee the right and option to acquire the Target's Shares, on a pro rata basis, on or before ______________, 2001.

               1.2 The Option is exercisable to acquire the Target's Shares for the Purchaser's Shares, and is exercisable only in the event that the Market Value (as defined in subparagraph 1.3 below) of Purchaser's common stock is at least $5.00 per share for a period of thirty continuous days prior to the exercise thereof.

               1.3 The term "Market Value" means the average of the closing bid price for a share of Purchaser's common stock for the period of time specified, as officially reported by the principal securities exchange on which the common stock is quoted or admitted to trading or by the Nasdaq National or SmallCap Stock Market, or, if the Common Stock is not listed or admitted to trading on any securities exchange or quoted by Nasdaq, the average closing bid price as listed on the OTC Bulletin Board, as determined in good faith by resolution of the Board of Directors of the Purchaser, based on the best information available to it.

               1.4    Upon written notice, accompanied by the
consideration specified in subparagraph 1.2 above, to the Optionors, the Option may be exercised in whole or in part, on a pro rata basis, in accordance with all other terms and conditions hereof. Upon receipt by each of the Optionors of the (i) notice of exercise; and (ii) delivery to the Optionors of the Option Certificates duly endorsed by the Optionee; and
(iii) the issuance of the Purchaser's Shares to the Optionors, on a pro rata basis, for the number of Target's Shares exercised, the Optionors shall (i) deliver certificates for the Target's Shares to the Optionee together with duly executed stock powers in the form of transfer together with signature guarantees and (ii) letters to the Target requesting the transfer and delivery of said Target's Shares to the Optionee, as soon as practicable.

               1.5 In the event that only a portion of the Option is exercised at any given time, the Optionors shall, upon surrender of the Option Certificates by the Optionee pursuant to subparagraph 1.4, deliver to the Optionee new Option Certificates representing the unexercised portion of the Option.

               1.6 All of the rights granted hereunder shall terminate on ______________, 2001, on which date the Option granted hereunder shall expire.

               1.7 Unless and until the Option is exercised, Optionee shall have no rights of ownership with respect to the target's Shares, including voting rights, dividend and liquidation rights and any and all other rights inherent in the ownership of the Stock.

               1.8 The number of Target's Shares subject to the Option and the exercise price thereof shall be proportionately adjusted for any change in the capital stock structure of Target, whereby, no shares of Target's common stock or securities exchangeable or convertible into shares of Target's common stock shall be issued, except pursuant to the Purchase Agreement.

                                 ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF THE PARTIES

               2.1 Optionors represent and warrant that they have the right to grant the Option to Optionee.

               2.2 This Agreement constitutes the valid and legally binding obligation of each of the Optionors, enforceable against each them in accordance with its terms and conditions. Neither Optionor either individually or collectively needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any other party or Person, in order to consummate the transactions contemplated by this Agreement.

               2.3 Each Optionor holds of record and owns beneficially the number of Target Shares set forth herein which have been duly authorized, validly issued, fully paid and non-assessable, free and clear of any liens and encumbrances, restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Neither Optionor is not a party to any option, warrant, purchase right, or other contract or commitment that could require either Optionor to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). Neither Optionor is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target. The Target's Shares, when exchanged for the Purchaser's Shares, will confer good title to same upon the Purchaser.

               2.4 The Option and the stock issuable upon exercise thereof will not be assigned or distributed except by registration under the Securities Act of 1933 (the "Act") or an exemption therefrom. The
Optionee will not distribute the Option or the shares underlying the option in such a manner as to cause the Optionors to be deemed an underwriter.
The Optionee understands that the grant of the Option is not a registered transaction and the Option and the stock issuable upon exercise of the Option could be deemed "Restricted Securities."


                                 ARTICLE 3

                               MISCELLANEOUS

               3.1 If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

               3.2 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

               3.3 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon mailing to the above addresses. Notices of change of address shall be given by written notice in the manner detailed in this subparagraph 3.3.

               3.4 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

               3.5 In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action or suit, including actual attorneys' fees, accounting fees, and any other professional fees resulting therefrom.

               3.6 This Agreement is the final expression of, and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein.

               3.7 The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

               3.8 Heading at the beginning of each paragraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

               3.9 This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.

           3.10 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed as of the ____ day of July, 1996.

       AMERICAN TOYS, INC.                 Optionors



By:    _______________________             ________________________
       David Cohen, President              Dr. Oliver Hilsenrath

                                           JANVRIN HOLDINGS
LIMITED



                                           ________________________
                                           Name:
                                           Title:

THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND
THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE
THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT
TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933, (II) TO THE EXTENT APPLICABLE,
RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER
SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR
(III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE
REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER,
THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT
IS AVAILABLE.

       THE TRANSFER OR EXCHANGE OF THE OPTIONS
REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN
ACCORDANCE WITH THE OPTION AGREEMENT REFERRED TO
HEREIN.


                         EXERCISABLE ON OR BEFORE
                5:30 P.M., NEW YORK TIME, __________, 2001


                            OPTION CERTIFICATE


       This Option Certificate certifies that AMERICAN TOYS, INC., or registered assigns, is the registered holder of an Option to purchase from __________________ up to ____________ fully-paid and non-assessable shares of common stock, par value $.001 per share ("Common Stock") of Mantra Technologies, Inc. (the "Company") at any time from July __, 1996 until 5:30 p.m. New York time on ___________, 2001 (the "Expiration Date"), for shares of American Toys, Inc.'s common stock pursuant to the terms of the Option Agreement dated as of July __, 1996 between the Company, Dr. Oliver Hilsenrath and Janvrin Holdings Limited (the "Option Agreement"), upon surrender of this Option Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Option Agreement.

       No Option may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Options evidenced hereby, unless exercised prior thereto, shall become void.

       The Options evidenced by this Option Certificate are pursuant the Option Agreement, which agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Optionee.

       Upon due presentment for registration of transfer of this Option Certificate at an office or agency of the Company, a new Option Certificate or Option Certificates of like tenor and evidencing in the aggregate a like number of Options shall be issued to the transferee(s) in exchange for this Option Certificate, subject to the limitations provided herein and in the Option Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

       Upon the exercise of less than all of the Options evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Option Certificate representing such numbered unexercised Options.

       The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

       All terms used in this Option Certificate which are defined in the Option Agreement shall have the meanings assigned to them in the Option Agreement.

       IN WITNESS WHEREOF, the Company has caused this Option
Certificate to be duly executed under its corporate seal.

Dated: July __, 1996





[SEAL]                                     By:

                      [FORM OF ELECTION TO PURCHASE]




       The undersigned hereby irrevocably elects to exercise the right, represented by this Option Certificate, to purchase _______________ shares of Common Stock of Mantra Technologies, Inc., from ____________, and herewith tenders in payment for such securities a certificate issued to ___________________ in the amount of shares of American Toys, Inc., all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ______________________________ whose address is
___________________________________ and that such Certificate be delivered to _________________________ whose address is
____________________________________.

Dated:


                             _______________________________________
                                    Signature
                                    (Signature must conform in all
                                    respects to name of holder as specified
                                    on the face of the Option Certificate.)



                                    _______________________________
                                    Insert
                                     Social Security or Other
                                    Identifying Number of Optionee)